Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 186				Trade Date: 2/22/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)				Issue Date: 2/25/2005
The date of this Pricing Supplement is February 22, 2005

CUSIP or Common Code:	41013NLD8	41013NLE6	41013NLG1	41013NLH9	41013NLK2
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$219,000.00	$362,000.00	$275,000.00	$1,198,000.00	$503,000.00
Proceeds to Issuer:	$217,631.25	$359,104.00	$271,562.50	$1,181,228.00	$490,425.00
Discounts and Commissions:	0.625%	0.800%	1.250%	1.400%	2.500%
Reallowance:	0.150%	0.150%	0.200%	0.200%	0.350%
Dealer:	99.550%	99.375%	99.000%	98.900%	97.900%
Maturity Date:	2/15/2008	2/15/2009	2/15/2012	2/15/2013	2/15/2030
Stated Annual Interest Rate:	3.500%	3.650%	4.000%	Step: 3.450% through 8/14/2007, and 5.750% thereafter (unless called)	5.050%
Interest Payment Frequency:	Semi	Quarterly	Semi	Monthly	Semi
First Payment Date:	8/15/2005	5/15/2005	8/15/2005	3/15/2005	8/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2007 Callable one time only at 100% on call date above with 30 days notice.	2/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.